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                                                                     EXHIBIT 5.2


INTERNAL REVENUE SERVICE       Department of the Treasury
District Director              SEQNR: 006874
Cincinnati Service Center      Letter  835  (DO/CG)
P.O. Box 2508
Cincinnati, OH 45201

                                            EMPLOYER IDENTIFICATION NUMBER:
                                            72-1278948
Date:  March 16, 1999                       DLN:
                                            17007013056019
                                            PERSON TO CONTACT:
                                            BEVERLY JOHNSON\ID #31088
ORTHODONTIC CENTERS OF AMERICA
3850 N. CAUSEWAY BLVD STE 990               CONTACT TELEPHONE NUMBER:
METAIRIE, LA 70002                          (877) 829-5500
                                            PLAN NAME:
                                            ORTHODONTIC CENTERS OF AMERICA, INC.
                                            401K PROFIT SHARING PLAN
                                            PLAN NUMBER:
                                            001

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) executed on August 26, 1996.

This determination letter is applicable for the plan adopted on December 6,
1993.
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                                      -2-

ORTHODONTIC CENTERS OF AMERICA


This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's
coverage group.   For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

Except as otherwise specified in an opinion or notification letter regarding this plan, this letter may not be relied upon with respect to whether the plan satisfies the changes in the qualification requirements made by the Uruguay Round Amendments Act (GATT) Pub. L. 103-465, the Taxpayer Relief Act of 1997 Pub. L. 105-34, and the changes in the qualifications requirements of the Small Business Job Protection Act of 1996 Pub. L. 104-188 other than the requirements of Code section 401(a)(26).

The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

The requirement for employee benefits plans to file summary plan descriptions
(SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                         Sincerely yours,

                                         C. Ashley Bullard

                                         District Director
Enclosures:
Publication 794